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EXHIBIT 10.2

MEMORANDUM OF AGREEMENT

     THIS MEMORANDUM OF AGREEMENT ("MOA") effectived as of the 13th day of December, 1997 between Cotabato Electric Cooperative Inc. North Cotabato, Philippines ("COTELCO") as one party, and ESI E&C Co., Inc., Palm Beach, Florida, USA ("ESI") as the other party. COTELCO and ESIEC are each referred to as a "Party" and jointly as "Parties."

I.   Premises

* Philippines requires renewable energy, regionally developed in the Philippines

* COTELCO has solicited and received interest from ESI to invest in COTELCO

* COTELCO has the rights, permits, licenses, and pre-feasibility study to the Kabacan 8MW mini-hydro project, and

* COTELCO has the rights, permits, licenses and going power distribution business.

     Following the evaluation of the proposals received and subsequent negotiations, COTELCO and ESI mated a PARTNERSHIP for designing, building, owning, and operating the Kabacan 8MW mini-hydro project and an investment in COTELCO.

     The Project will serve the Philippines under a long term
Power Purchase Agreement ("PPA").

     Commencing with the effective date of this MOA, the Parties Wed to work together exclusively in good faith, negotiate various contracts and agreements required to permit the PARTNERSHIP to proceed to finance, construct, own, and operate the Project.

2.  Joint Responsibilities/Ownership of the Parties.

2.1 The Parties agreed to developed within 90 days of the effective date of this MOA or as mutually agreed, the specific parameters for the Project, including but not limited to, the location and size of the plant site, future expansion requirements, configuration of the electrical interconnection, total list and schedule of all approvals, licenses and permit requirements and the scope of the Environmental Impact Assessment.

2.2 The Parties agreed that total project cost will be secured by ESI E&C Co., Inc.


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2.3  The Parties will own the PARTNERSHIP as follows:

     *    COTELCO - 10% of all outstanding shares of PARTNERSHIP
     *    ESI     - 90% of all outstanding shares of PARTNERSHIP

3.   Responsibilities of ESI

ESI shall

3.1  Submit to COTELCO a draft Shareholders Agreement,
     Implementation Agreement, Power Purchase Agreement, other necessary contractual documents, and a milestone schedule within 90 days of completing Article 2 of this MOA;

3.2 Submit applications or requests, as appropriate, for approvals, licenses and permits within 90 days following the completion of Article 2 of this MOA:

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4.   Responsibilities of COTELCO

COTELCO shall:

4.1 Confirm within 60 days of completing Article 2 of this MOA, the site characteristics and site size for the Project, all relevant drawings, plans, studies, etc. and future expansion requirements;

4.2 Within 120 days following ESI's submissions of applications and requests for approval, pursuant to Article 3.2 above, assist to deliver all permits. licenses, and approvals necessary for EST to finance, construct and operate the Project

4.3 Confirm within 30 days of ESI's submittal of the requirements pursuant to Article 3.3 above, that COTELCO will be able to satisfy or assist to have such requirements, consistent with do Article 7, below, of the PPA and Financial Closing.

5.   Price Basis

     The Parties agree that the monthly invoicing by PARTNERSHIP for new monthly energy and capacity contracted for by off-takers at the metering point shall be composed of

     * Capacity Fee      PESO/Kw/Month based upon 8 Mw
     * Energy Fee        PESO/KwHr

     * The average is approximately 10% below the new avoided cost of NPC.

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6.   Financing

     ESI shall make best efforts to secure financing for the Project within the time frame stipulated in Article 7 below. If the financial closing has not occurred prior to the construction start date, ESI shall fund the initial phase of design of the Project from equity and begin the detailed design phase.

7.   Time Schedule

     Subject to all the other items and conditions in this MOA, the Parties agree that the following time schedule shall be the basis for execution of the Project's first phase:

     Commence Engineering, three (3) months after MOA signed.

     Execute the PPA and Implementation Agreement in twelve to fourteen (12-14) months after MOA signed.

     Financial Closing, sixteen (16) months after MOA signed.

     Construction Mobilization, twenty (20) months after MOA signed.

     Commission the Project, three (36) months after MOA signed.

8.   Technical Basis

     The Parties agree that the power plant design shall be based on ESI's transfer of technology.

9.   Confidentiality

     Information supplied by the Parties to each other or in connection with the Project shall be kept confidential and the Parties shall not disclose such information to any other entity or person, except that ESI may provide certain information on confidential basis to third parties no required for financing the Project.

     The Parties also represent that such signature is duly authorized and that no further action is required to enable them to perform, their obligations under this MOA.










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For COTELCO;                       For ESI;

BY: /s/ Wilfredo A. Juloya         BY: /s/ David E. Atkinson
Print: Wilfredo A. Juloya          Print: David E. Atkinson
Title: President, COTELCO BOD      Title: President, ESI E&C Co.,
                                   Inc.
Date: Saturday 13 December 1997    Date: Saturday, 13 December
                                   1997

Witnessed by:

/s/ Elmer B. Bautista
General Manager, COTELCO

/s/ Polerio "Phol" R. Babao Jr. I
Regional Manager, ESI E&C  Co., Inc. (Philippines)